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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE

$667,500.00                                         Date of Note:  July 22, 1998


FOR VALUE RECEIVED, MICROHELIX LABS, INC., AN OREGON CORPORATION, AND RICHARD G. SASS, AND OREGON RESIDENT (Hereinafter "MAKERS") jointly and severally promise(s) to pay to the order of THE CONFEDERATED TRIBES OF THE GRAND RONDE COMMUNITY OF OREGON (hereinafter "HOLDER") at 9615 Grand Ronde Road, Grand Ronde, Oregon or such other place as may be designated by the Holder hereof from time to time the principal sum of SIX HUNDRED SIXTY SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($667,500.00) with interest thereon from the date of closing, on the terms and conditions set forth herein.

1. INTEREST RATE: The rate of interest on the unpaid balance of this Note shall be FIFTEEN PERCENT (15.0%) accrued on a monthly basis. All interest will be calculated based on a 360 day year and applied to the actual number of days elapsed.

2. PAYMENTS: Maker(s) shall pay quarterly interest payments in the amount of TWENTY TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($22,500.00) on or before the 22nd day of October, 1998 and shall pay interest payments on or before the same day of each succeeding calendar quarter until the 22nd day of July, 1999 when remaining principal balance of this Note, together with all accrued interest shall be paid in full. Maker(s) shall pay a late charge equal to ten percent (10%) of the amount of any payment which is not received by the holder within ten (10) days after its due date.

3. ALLOCATION OF PAYMENTS: All sums paid by Maker(s) shall be applied first to the payment of any costs or expenses due Holder, any late charges then due, then to any interest then due, and finally to payment of principal.

4. PREPAYMENT: No prepayment shall be allowed.

5. DEFAULT: In the event any scheduled payment of principal or interest due hereunder is not paid and received by the Holder of the Note within ten (10) days of its due date, or any breach of any of the terms of this Note, or UCC-1 securing this Note, this Note shall be in Default. In the event of Default, of any of the terms or conditions of this Note, then the rate of interest on the entire unpaid balance of this Note shall be increased to Eighteen Percent (18%) ("Default Rate") per annum until the unpaid payment due, together with any other charges due pursuant to the terms and conditions of this Note are paid in full. All past due installments of interest, late charges, default rate interest, attorneys fees, advisor's fees and expenses incurred by Holder in connection with the default shall be added to the principal balance, and said principal balance shall bear interest at the Default Rate as provided above.



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6. ACCELERATION: At the sole option of the Holder hereof, the Holder may declare the outstanding principal balance and interest due or then accrued on the happening of any of the following events:

        a. A default in any payment due under this Promissory Note or a default in any agreement, condition, covenant, obligation, representation or warranty in any loan document, or any application therefore;

        b. The commencement of any proceeding by or against any Maker for protection, relief or reorganization under any state or the Federal Bankruptcy or laws for the protection of debtors;

        c. The Makers effectuate an assignment for the benefit of the creditor(s), or a receiver is appointed for the Maker or for the borrowers' business, or for any of the security of this promissory note; or

7. REMEDY OF DEFAULT: Maker(s) shall have the right to have monetary default enforcement of this Promissory Note discontinued if Maker(s) meets certain conditions. Those conditions are that Maker(s) (a) pays Holder all sums which then would be due under this Promissory Note as if no acceleration had occurred;
(b) pays all expenses incurred in enforcing this Promissory Note, including, but not limited to, default interest, late payment penalties, expenses, attorneys' fees, advisor's fees.

8. COSTS OF COLLECTION: If this Note is placed in the hands of any attorney for collection after any default, such as failure to pay a scheduled payment of interest on the maturity date, whether suit be brought or not, the undersigned promises to pay a reasonable sum as an attorney fee, in addition to all costs and expenses incurred by Holder including costs of suit and preparation therefor. Maker(s) further promise to pay an actual attorney's fee on appeal and actual attorney's fees incurred in collecting on any judgment rendered by a court having jurisdiction over this matter, whether such fees are incurred before or after final judgment. Maker(s) shall pay all costs including any and all attorney's fees incurred at such attorneys' then normal hourly rates and this paragraph shall constitute an instruction to any court involved in such suit or collection that such rate or rates shall be deemed reasonable. Said attorneys' fees shall be added to the principal balance and accrue interest at the default rate in this Note.

9. MAKERS ARE PRINCIPALS: Each maker of this Promissory Note executes the same as a principal and not as a surety.

10. WAIVER: All persons liable either now or hereafter for the payment of this Note severally waive presentment, protest, demand and notice of nonpayment hereof, and agree that any modification of the terms of payment made at the request of any person liable hereon shall in no way impair their liability hereon.



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11. TRANSFERS: No assumption of this Note will be allowed without the written consent of the Holder.

12. BUSINESS PURPOSE: Maker(s) represent and warrant (under the penalties of perjury) that all funds advanced to Maker(s) evidenced by this Promissory Note will be used primarily and exclusively for business or commercial investment and that no portion of said proceeds will be used for any personal, family household, agricultural or other consumer purposes.

13. APPLICABLE LAW: The Promissory Note shall be construed according to the laws of the State of Oregon.

14. SECURITY OF NOTE: This Promissory Note shall be secured by a UCC-1 Security agreement of same date2 herewith on the property described therein which shall secure payment of all indebtedness, principal and interest, as well as all future advances made by Holder to Maker(s), whether in the form of renewals or extension of, or substitutions for existing indebtedness, all expenses, costs and fees, including reasonable attorney's fees, advisor's fees, and any and all other liabilities of Maker(s) to Holder of whatsoever kind of nature, due or to become due, now existing or hereafter created or created under the above described. Maker(s) agrees to abide by all terms of said security agreement until Note is paid in full.

15. FAILURE TO ENFORCE NOT A WAIVER: Failure to exercise any right or option of Holder shall not constitute a waiver of the right to exercise such right or option if Maker(s) is in default hereunder. Failure of Holder to require strict compliance with the terms of this note shall not waive the Holder's right to require strict compliance in the future.

16. NOTICE: All payments, notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Note or the UCC-1 securing this Note shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, return receipt requested, to the address as set forth below; provided that either party may change such party's address upon five (5) days notice to the other. Such notice, demand, request, consent, approval and other instruments shall be deemed to have been served on the third day following the date of mailing.

17. REPRESENTATIONS: This Note contains all agreements between the parties, whether oral or in writing.

ORAL AGREEMENTS, PROMISES, OR COMMITMENTS TO: (1) LOAN MONEY, (2) EXTEND CREDIT,
(3) MODIFY OR AMEND ANY TERMS OF THE LOAN DOCUMENTS, (4) RELEASE ANY GUARANTOR,
(5) FORBEAR FROM ENFORCING REPAYMENT OF THE LOAN OR THE EXERCISE OF ANY REMEDY UNDER THE LOAN DOCUMENTS OR (6) MAKE ANY OTHER FINANCIAL



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ACCOMMODATION PERTAINING TO THE LOAN ARE ALL UNENFORCEABLE UNDER OREGON LAW.

Executed on the date set forth above.


MICROHELIX LABS, INC., AN OREGON CORPORATION

By: /S/ RICHARD G. SASS
    --------------------------------------
    Richard G. Sass   Its:  President


    /S/ RICHARD G. SASS
------------------------------------------
    Richard G. Sass, Personally


Holder's Address:                           Maker's Address:

The Confederated Tribes of the              microHelix Labs, Inc.
Grand Ronde Community of Oregon             16125 SW72nd Avenue
C/o Strategic Wealth Management, Inc.       Portland, OR  97224
401 Parkplace, Suite 100
Kirkland, WA  98033                         Richard G. Sass
                                            02000 Palatine Hill Road
                                            Portland, OR  97219



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